UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2011

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OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 3500, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by OmniComm Systems, Inc. (the “Company”) on August 8, 2011. This Amendment is being filed to correct information provided in Item 5.07 of the original Form 8-K regarding the count and percentage of shares present and the results of the votes on Proposal 2, Proposal 3 and Proposal 4. The information in this Amendment supersedes and replaces the information included in response to such Item in the original Form 8-K.

ITEM 5.07          Submission of Matters to a Vote of Security Holders.

We held our annual stockholders' meeting in Fort Lauderdale, Florida on August 4, 2011 Stockholders voted on the following four matters:

1.	To elect five directors to the board of directors to serve until the date of our next annual meeting until their successors have been elected and qualified;
2.	To ratify the appointment of Webb & Company, as our independent auditors;
3.	a non-binding advisory vote on the frequency of an advisory vote on executive compensation; and
4.	a non-binding advisory vote on executive compensation.

The count of shares present immediately prior to the commencement of the meeting indicated that 144,168,384 shares of the Company’s voting capital stock were present in person or by proxy. This is 76.3% of the outstanding voting stock of the Company. The stockholders approved the proposals, voting as follows:

Proposal 1.	For	Against	Abstain
Election of directors:
Randall G. Smith	122,526,379	2,126,464	0
Cornelis F. Wit	122,336,261	2,316,582	0
Guus van Kesteren	123,827,418	825,425	0
Matthew D. Veatch	123,600,389	1,052,454	0

Proposal 2.	For	Against	Abstain
To ratify the appointment of Webb & Company, as our independent auditors	143,353,289	158,069	657,026

Proposal 3.	Three (3) Years	Two (2) Years	One (1) Year
Non-binding advisory vote on the frequency of an advisory vote on executive compensation	105,119,888	16,000	19,466,916

Proposal 4.	For	Against	Abstain
Non-binding advisory vote on executive compensation	124,423,424	174,000	55,419

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

Date: April 30, 2014	By:	/s/ Thomas E. Vickers
Thomas E. Vickers
Chief Financial Officer